EXHIBIT 16.1




             ARTICLES OF INCORPORATION OF SANTA BARBARA BANK & TRUST


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                           SANTA BARBARA BANK & TRUST

                            ARTICLES OF INCORPORATION

ARTICLE ONE:        NAME. The name of this  Corporation  shall be "SANTA BARBARA
                    BANK & TRUST."

ARTICLE TWO:        PURPOSES.   The  purpose  for  which  the   Corporation   is
                    incorporated is to engage in commercial  banking business by
                    applicable   laws  and  regulations  to  a  commercial  bank
                    authorized to engage in trust business.

ARTICLE THREE:      AUTHORIZED  STOCK.  This  Corporation is authorized to issue only one  class of shares  of  stock:  the  total  number of authorized  shares of  capital  stock  will be four  hundred three  thousand  seven  hundred  eleven  (403,711);  and the
                    outstanding   stock  will  be  one  million   eight  hundred
                    seventy-nine    thousand   five   hundred   twenty   dollars
                    ($1,879,520)  divided  in to  three  hundred  seventy-  five thousand  nine  hundred four  (375,904)  with a par value of
                    $5.00  each;  but said  capital  stock may be  increased  or
                    decreased  from   time-to-time,   in  accordance   with  the
                    provisions of the laws of the State of California.

                    If the capital stock is increased by the sale of additional shares thereof, each shareholder shall be entitled to subscribe for such additional shares in proportion to the number of shares of said capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized. The Board of Directors shall have the power to prescribe a reasonable period of time within which the pre-emptive rights to subscribe to the new shares of capital stock must be exercised.

                    If the capital stock is increased by a stock dividend, each shareholder shall be entitled to his proportionate amount of such increase in accordance with the number of shares of capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized, except that the holders of the common stock shall not have any pre-emptive rights to purchase or subscribe for all or any part of the twenty-seven thousand eight hundred seven (27,807) shares of authorized but unissued common stock to be issued from time-to-time by this Corporation under the provisions of the Stock Option Plan.


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                    The  common  shares of the  Corporation  shall be subject to assessment by the Board of Directors upon order of the Superintendent of Banks of the State of California for the purpose of correcting an impairment of contributed capital in the manner and to the extent provided for in the California Financial Code.

ARTICLE FIVE:       BOARD  OF  DIRECTORS.   The  number  of  Directors  of  this
                    Corporation shall be not fewer than nine (9) nor more than seventeen (17), the exact number within said range to be fixed by the Bylaws or an amendment thereof duly adopted by the shareholders or by the Board of Directors.

ARTICLE SIX:        INDEMNIFICATION.  The  Corporation  shall have the right and the power to indemnify its Directors, Officers, employees and agents in the manner and to the extent provided by
                    Section 317 of the California Corporations Code, as the same may be amended from time-to-time.

ARTICLE SEVEN:      SERVICE OF PROCESS.  The name of this Corporation's  initial agent for service of process is David W. Spainhour, who may be served at 1021 Anacapa Street, Santa Barbara, California.

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         IN WITNESS WHEREOF,  for the purpose of forming this Corporation  under the laws of the State of California, we the undersigned, constituting the Incorporators of Santa Barbara Bank & Trust, a California corporation, have executed these Articles of Incorporation on the 12th Day of April 1979.

/S/                                         /s/
----------------------------------          ------------------------------------
Donald M. Anderson                          David W. Spainhour

 /S/
----------------------------------
Lawrence L. Wathey


State of California
County of Santa Barbara

On April 12, 1979, before the undersigned, a Notary Public for the State of California, personally appeared Donald M. Anderson, known to me to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same.

                                            ------------------------------------
                                            Name of Notary

State of California
County of Santa Barbara

On April 12, 1979, before the undersigned, a Notary Public for the State of California, personally appeared David W. Spainhour, known to me to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same.

                                            ------------------------------------
                                            Name of Notary

State of California
County of Santa Barbara

On April 12, 1979, before the undersigned, a Notary Public for the State of California, personally appeared Lawrence L. Wathey, known to me to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same.

                                            ------------------------------------
                                            Name of Notary


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                          CERTIFICATE OF INCORPORATORS

                                       OF

                           SANTA BARBARA BANK & TRUST

         The Articles of Incorporation of Santa Barbara Bank & Trust, a California corporation, having been filed in the office of the Secretary of State of California on April 13, 1979, the undersigned, being all of the Incorporators named in said Articles of Incorporation, do hereby certify that the following actions stated herein are approved and adopted by the Incorporators of said Corporation pursuant to Section 210 of the California Corporations Code.

ELECTION OF DIRECTORS

         Upon review of the list of persons nominated to serve as Directors of the Corporation, the Incorporators hereby nominate and elect the following persons to serve as such until their respective successors are elected and qualify:

                  Donald M. Anderson
                  George H. Clyde
                  Walter C. Graham, M.D.
                  Anthony Gunterman
                  Gen. P. M. Hamilton
                  Reuben J. Irvin
                  Louis Lancaster
                  Richard M. Polsky
                  Ralph C. Raddue
                  William Rea, Jr.
                  Howard L. Sargent
                  David W. Spainhour
                  Daniel B. Turner
                  Garrett Van Horne
                  Lawrence L. Wathey

         The effective date of the foregoing action shall be April 13, 1979.

         IN WITNESS WHEREOF, the undersigned have subscribed their respective names and affixed the seal of said Corporation on this 18th day of April, 1979.

                                               /S/
                                               ---------------------------------
                                               Donald M. Anderson

                                               /S/
                                               ---------------------------------
                                               David W. Spainhour

                                               /S/
                                               ---------------------------------
                                               Lawrence L. Wathey

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                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                           SANTA BARBARA BANK & TRUST
                            a California Corporation

Donald M. Anderson and David W. Spainhour certify that:

1. They are the duly elected and acting President and Chief Financial Officer, respectively, of said corporation.

2. Article Four of the Articles of Incorporation of said Corporation shall be amended to read in full as follows:

         ARTICLE FOUR: AUTHORIZED STOCK. This Corporation is authorized to issue only one class of shares of stock: the total number of authorized shares of capital stock will be one million (1,000,000) with a par value of $5.00 each; but said capital stock may be increased or decreased from time-to-time, in accordance with the provisions of the laws of the State of California.

                  If the capital stock is increased by the sale of additional shares thereof, each shareholder shall be entitled to subscribe for such additional shares in proportion to the number of shares of said capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized. The Board of Directors shall have the power to prescribe a reasonable period of time within which the preemptive rights to subscribe to the new shares of capital stock must be exercised.

                  If the capital stock issued and outstanding is increased by a stock dividend, each shareholder shall be entitled to his portion of the amount of said increase in accordance with the number of shares of capital stock owned by him at the time the increase is authorized by the Board of Directors, unless another time subsequent to that date is specified in a resolution adopted by the Board of Directors at the time the increase is authorized, except that the holders of the common stock shall not have any preemptive rights to purchase or subscribe to all or any part of the authorized but unissued common stock to be issued from time-to-time by this corporation under the provisions of the stock option plan.

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                  The common shares of the  Corporation  shall be subject to the assessment by the Board of Directors upon order of the Superintendent of Banks of the State of California for the purpose of correcting an impairment of contributed capital in the manner and to the extent provided for in the California Financial Code.

3. The foregoing amendment has been approved by the Board of Directors of said corporation.

4. The foregoing amendment was approved by the required vote of the shareholders of said corporation in accordance with Section 903 of the California General Corporation Law: the total number of outstanding shares of each class entitled to vote with respect to the foregoing amendment was 378,809 common shares; and the number of shares of each class voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being 252,540. Actual vote was 296,811 for the amendment.

                                  VERIFICATION

State of California         )
                            ) ss.
County of Santa Barbara     )

         Donald M. Anderson and David W. Spainhour, being first duly sworn, each for himself deposes and says that:

         Donald M. Anderson is the President of the California corporation therein mentioned, and David W. Spainhour is the Chief Financial Office of said corporation; the matters set forth therein are true of his own knowledge; and David W. Spainhour are their genuine signatures.

                                        /S/
                                        ----------------------------------------
                                        Donald M. Anderson

                                        /S/
                                        ----------------------------------------
                                        David W. Spainhour

Subscribed and sworn to before me on March 20, 1980.

                                        ----------------------------------------
                                        Notary Public of the State of California


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                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                           SANTA BARBARA BANK & TRUST

         David W. Spainhour and Jay D. Smith certify that:

         A. They are the President and Secretary, respectively, of Santa Barbara Bank & Trust, a California corporation.

         B. Article Five of the articles of incorporation of this corporation is amended to read in its entirety as follows:

         "ARTICLE FIVE: BOARD OF DIRECTORS. The number of Directors of this Corporation shall be not fewer than seven (7) nor more than thirteen (13), the exact number within said range to be fixed by the By-Laws or an amendment thereof duly adopted by the shareholders or by the Board of Directors."

         C. The foregoing amendment to the Articles of Incorporation has been duly approved by the Board of Directors.

         D. The foregoing amendment to the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 903 of the Corporations Code. The total number of outstanding shares of capital stock of the corporation is 559,649. The number of shares required for such approval was more than 50% of the capital stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required.

         The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of their own knowledge.

Dated:

                                                /S/
                                                --------------------------------
                                                David W. Spainhour, President

                                                /S/
                                                --------------------------------
                                                Jay D. Smith, Secretary

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         The undersigned, David W. Spainhour and Jay D. Smith, the President and
Secretary, respectively, of Santa Barbara Bank & Trust, each declares under penalty of perjury that the matters set forth in the foregoing Certificate are true of his own knowledge.

         Executed at Santa Barbara, California on April 4, 1995.


                                                /S/
                                                --------------------------------
                                                David W. Spainhour

                                                /S/
                                                --------------------------------
                                                Jay D. Smith



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